As filed with the Securities and Exchange Commission on November 26, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PYXIS ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-1160910
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

321 Harrison Avenue

Boston, Massachusetts 02118

(617) 453-3596

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lara Sullivan, M.D.

Chief Executive Officer

321 Harrison Avenue

Boston, Massachusetts 02118

(617) 453-3596

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Asher Rubin, Esq.

Istvan A. Hajdu, Esq.

Sidley Austin LLP

787 Seventh Avenue

New York, NY 10019

(212) 839-5599

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●

a base prospectus which covers the offering, issuance and sale by the Registrant of up to a maximum aggregate offering price of $350,000,000 of the Registrant’s common stock, preferred stock, warrants, debt securities, rights to purchase common stock, preferred stock, debt securities and/or units, and units; and

●

a sales agreement prospectus covering the offering, issuance and sale by the Registrant of up to a maximum aggregate offering price of $150,000,000 of shares of the Registrant’s common stock that may be offered, issued and sold from time to time under a sales agreement, dated November 26, 2025, with Leerink Partners LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The common stock that may be offered, issued and sold by the Registrant under the sales agreement prospectus is included in the $350,000,000 of securities that may be offered, issued and sold by the Registrant and/or selling stockholders under the base prospectus. Upon termination of the sales agreement with Leerink Partners LLC, any portion of the $150,000,000 included in the sales agreement prospectus that is not sold pursuant to such sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement related to any such other offering.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state or jurisdiction where such offer or sale is not permitted.

Subject to Completion, Dated November 26, 2025

PROSPECTUS

$350,000,000

PYXIS ONCOLOGY, INC.

Common Stock

Preferred Stock

Warrants

Debt Securities

Rights to Purchase Common Stock, Preferred Stock,

Debt Securities or Units

Units

We may offer and sell from time to time our shares of common stock, shares of preferred stock, debt securities, warrants, rights to purchase common stock, preferred stock, debt securities or units, as well as units that include any of these securities. We may sell any combination of these securities in one or more offerings with an aggregate offering price of up to $350,000,000.

This prospectus provides a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing specific terms of the particular offering together with this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. The prospectus supplement also may add, update or change information contained in this prospectus.

This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “PYXS.” On November 25, 2025, the last reported sale price of our common stock was $5.34.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities. We are an “emerging growth company” and a “smaller reporting company” under federal securities laws and as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings. See “Summary — Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 26, 2025

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate offering price of up to $350,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we offer securities, we will provide a prospectus supplement that describes the terms of the relevant offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Information Incorporated by Reference.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should read both this prospectus and any accompanying prospectus supplement together with the additional information incorporated by reference. See “Where You Can Find More Information” and “Information Incorporated by Reference.” We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents or the filing date of any document incorporated by reference, regardless of its time of delivery. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

We may sell our securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale, as designated from time to time. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of our securities. An applicable prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of our securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

The terms “Pyxis Oncology,” the “Company,” “our,” “us” and “we,” as used in this prospectus, refer to Pyxis Oncology, Inc., a Delaware corporation, and its subsidiaries unless we state otherwise or the context indicates otherwise.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in the prospectus or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2024 and in our Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 2025 and in subsequent filings, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus includes and incorporates by reference “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements” for purposes of this prospectus. Unless the context requires otherwise references in this prospectus to “Pyxis Oncology,” the “Company,” “we,” “us,” and “our” refer to Pyxis Oncology, Inc. and its subsidiaries. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “to be,” “will,” “would,” or the negative or plural of these words, or similar expressions or variations, although not all forward-looking statements contain these words. These forward-looking statements include, but are not limited to, statements about:

●	our ability to develop and advance our current product candidate and program, and to successfully initiate and complete clinical trials;
●	the ability of our clinical trials to demonstrate the safety, purity and potency of our product candidate and other positive results;
●	the size of the market opportunity for our product candidate, including our estimates of the number of patients who suffer from the cancers we are targeting;
●	our manufacturing, commercialization and marketing capabilities and strategy;
●	the timing or likelihood of regulatory filings and approvals for our product candidate;
●	regulatory developments in the United States and other foreign jurisdictions;
●	our expectations and plans to obtain funding for our operations, including from our existing and potential future collaboration and licensing agreements;
●	our ability to receive milestone or royalty payments under existing or future agreements;
●	our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidate;
●	our continued reliance on third parties to manufacture our product candidate for clinical studies, and to conduct clinical trials and manufacture our product candidate for such clinical trials; and
●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

In addition, statements such as “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus and, although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In evaluating such forward-looking statements, you should specifically consider various factors that may cause actual results to differ materially from current expectations, including the risks outlined under the heading “Risk Factors” contained in this prospectus and any related free writing prospectus, and in any other documents incorporated herein or therein. Any forward-looking statement in this prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus and the documents incorporated by reference, may also contain estimates, projections and other information concerning our industry, our business and the markets for certain drugs, including data regarding the estimated size of those markets, their projected growth rates and the incidence of certain medical conditions. Information that is based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived.

PYXIS ONCOLOGY, INC.

Company Overview

We are a clinical stage oncology company executing on a development strategy designed to address unmet medical needs in patients with solid tumors with an immediate focus on head and neck squamous cell carcinoma (HNSCC) tumors.

Our product candidate, micvotabart pelidotin (MICVO), formerly referred to as PYX-201, is an investigational novel antibody-drug conjugate (ADC) that uniquely targets Extradomain-B Fibronectin (EDB+FN), a non-cellular structural component within the tumor extracellular matrix (ECM). The tumor ECM is a complex network of fibrous proteins and molecules with unique composition that play an important role in cell development and tumor growth and in some instances, in supporting metastasis. The fibronectin strands within the ECM give the tumor shape and support the clustering of tumor cells.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

The Jumpstart Our Business Startups Act (the JOBS Act) was enacted in April 2012 with the intention of encouraging capital formation in the United States and reducing the regulatory burden on newly public companies that qualify as emerging growth companies. We are an “emerging growth company” within the meaning of the JOBS Act. We will cease to be an emerging growth company upon the earliest of (1) the end of the fiscal year following the fifth anniversary of our initial public offering; (2) the last day of the fiscal year during which our annual gross revenues are $1.235 billion or more; (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; and (4) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700.0 million as of the end of the second quarter of that fiscal year.

Additionally, we are a “smaller reporting company” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements in our Annual Report on Form 10-K, and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stocks held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter and our annual revenue exceeds $100 million during such completed fiscal year, or (ii) the market value of our common stock held by non-affiliates exceeds $700 million, regardless of our annual revenue, as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our consolidated financial statements with other public companies difficult or impossible.

Corporate Information

We were incorporated in the state of Delaware on June 11, 2018 and launched with our first employee and Series A funding in July 2019. Our principal executive offices are located at 321 Harrison Avenue, Boston, Massachusetts 02118, and our telephone number is (617) 453-3596. Our website address is www.pyxisoncology.com. The information contained on or accessible through our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including working capital, operating expenses and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. We intend to invest the net proceeds to us from the sale of securities offered hereby that are not used as described above in short-term, investment-grade, interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK

The following description is a general summary of the terms of the shares of common stock or shares of preferred stock that we may issue. The description below and in any prospectus supplement does not include all of the terms of the shares of common stock or shares of preferred stock and should be read together with our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, copies of which have been filed previously with the SEC. For more information on how you can obtain copies of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, see “Where You Can Find More Information.”

General

The following summary sets forth some of the general terms of our common stock. Because this is a summary, it does not contain all of the information that may be important to you. For a more detailed description of our common stock, you should read our amended and restated certificate of incorporation and the amended and restated bylaws, each of which is an exhibit to our Annual Report on Form 10-K to which this summary is also an exhibit, and the applicable provisions of the Delaware General Corporation Law (the “DGCL”).

Our amended and restated certificate of incorporation authorizes 190,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of undesignated preferred stock, $0.001 par value per share, the rights, preferences and privileges of which may be designated from time to time by our board of directors.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our board of directors may determine.

Voting Rights

The holders of our common stock are entitled to one vote per share. Stockholders do not have the ability to cumulate votes for the election of directors. We have a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders.

Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Anti-Takeover Provisions

The provisions of the Delaware General Corporation Law, or the DGCL, our amended and restated certificate of incorporation and our bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Section 203 of the DGCL

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the date that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, our board of directors approved either the business combination or the transaction, which resulted in the stockholder becoming an interested stockholder;
●

upon consummation of the transaction, which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans in some instances, but not the outstanding voting stock owned by the interested stockholder; or

●

at or after the time the stockholder became interested, the business combination was approved by our board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock, which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;
●	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
●	subject to exceptions, any transaction that results in the issuance of transfer by the corporation of any stock of the corporation to the interested stockholder;
●

subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Amended and Restated Certificate of Incorporation and Bylaw Provisions

Our amended and restated certificate of incorporation and our bylaws include a number of provisions that may have the effect of deterring hostile takeovers, or delaying or preventing changes in control of our management team or changes in our board of directors or our governance or policy, including the following:

Board Vacancies

Our amended and restated certificate of incorporation and bylaws authorize generally only our board of directors to fill vacant directorships resulting from any cause or created by the expansion of our board of directors. In addition, the number of directors constituting our board of directors may be set only by resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

Classified Board

Our amended and restated certificate of incorporation and bylaws provide that our board of directors is classified into three classes of directors. The existence of a classified board of directors could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror.

Directors Removed Only for Cause

Our amended and restated certificate of incorporation provides that stockholders may remove directors only for cause.

Supermajority Requirements for Amendments of Our Amended and Restated Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation further provides that the affirmative vote of holders of at least two-thirds of the voting power of our outstanding common stock is required to amend certain provisions of our amended and restated certificate of incorporation, including provisions relating to the classified board, the size of the board of directors, removal of directors, special meetings, actions by written consent and designation of our preferred stock. The affirmative vote of holders of at least two-thirds of the voting power of our outstanding common stock is required to amend or repeal certain provisions of our bylaws, although our bylaws may be amended by a simple majority vote of our board of directors.

Stockholder Action; Special Meetings of Stockholders

Our amended and restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, holders of our capital stock are not able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws. Our amended and restated certificate of incorporation and our bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairperson of our board of directors or our chief executive officer, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. To be timely, a stockholder’s notice generally must be delivered to us not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice.

With respect to nominations of persons for election to our board of directors, the notice shall provide information about the nominee, including, among other things, name, age, address, principal occupation, ownership of our capital stock and whether they meet applicable independence requirements. With respect to the proposal of other business to be considered by our stockholders at an annual meeting, the notice shall provide a brief description of the business desired to be brought before the meeting, the text of the proposal or business, the reasons for conducting such business at the meeting and any material interest in such business by such stockholder and any beneficial owners and associated persons on whose behalf the notice is made, or the proposing persons. In addition, a stockholder’s notice must set forth certain information related to the proposing persons, including, among other things:

●	the name and address of the proposing persons;
●	information as to the ownership by the proposing persons of our capital stock and any derivative interest or short interest in any of our securities held by the proposing persons;
●	information as to any material relationships and interest between the proposing persons and us, any of our affiliates and any of our principal competitors;
●

a representation that the stockholder is a holder of record of our stock entitled to vote at that meeting and that the stockholder intends to appear in person or by proxy at the meeting to propose such nomination or business; and

●

a representation whether the proposing persons intend or are part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee or carry the proposal.

These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation and bylaws do not provide for cumulative voting.

Issuance of Undesignated Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Exclusive Forum

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf under Delaware law, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (3) any action arising pursuant to any provision of the Delaware General Corporation Law or our amended and restated certificate of incorporation or bylaws, (4) any other action asserting a claim that is governed by the internal affairs doctrine or (5) any other action asserting an “internal corporate claim,” as defined in Section 115 of the Delaware General Corporation Law, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware, or the federal district court for the District of Delaware) in all cases subject to the court having jurisdiction over indispensable parties named as defendants. These exclusive-forum provisions do not apply to claims under the Securities Act or the Exchange Act.

Our amended and restated certificate of incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to this provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Exchange Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “PYXS.”

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, shares of our preferred stock or debt securities. The following description sets forth certain general terms and provisions of the warrants that we may offer pursuant to this prospectus. The particular terms of the warrants and the extent, if any, to which the general terms and provisions may apply to the warrants so offered will be described in the applicable prospectus supplement.

Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

A copy of the forms of the warrant agreement and the warrant certificate relating to any particular issue of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the warrant agreement and the related warrant certificate, see “Where You Can Find More Information.”

Stock Warrants

The prospectus supplement relating to a particular issue of warrants to issue shares of our common stock or shares of our preferred stock will describe the terms of the common share warrants and preferred share warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the shares of common stock or shares of preferred stock that may be purchased upon exercise of the warrants;

●	the terms for changes or adjustments to the exercise price of the warrants;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of common stock or shares of preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. Federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants;

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

●	any other information we think is important about the warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the debt securities purchasable upon exercise of the warrants;

●	the terms for changes or adjustments to the exercise price of the warrants;

●	if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

●	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

●	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

●	the dates on which the right to exercise the warrants will commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

●	information relating to book-entry procedures, if any;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. Federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants;

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

●	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock, shares of preferred stock or the principal amount of debt securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase our shares of common stock, shares of preferred stock or debt securities, the holder will not have any rights as a holder of our shares of common stock, shares of preferred stock or debt securities, as the case may be, by virtue of ownership of warrants.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the terms of debt securities we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities.

As required by federal law for all bonds and notes of companies that are publicly offered, any debt securities we issue will be governed by a document called an “indenture.” We have summarized the general features of the debt securities to be governed by the indenture. The summary is not complete. An indenture is a contract between us and a financial institution acting as trustee on behalf of the holders of the debt securities and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce holders’ rights against us if we default. There are some limitations on the extent to which the trustee acts on holders’ behalf, described in the second paragraph under “Description of Debt Securities — Events of Default.” Second, the trustee performs certain administrative duties, such as sending interest and principal payments to holders.

Because this section is a summary, it does not describe every aspect of any debt securities we may issue or the indenture governing any such debt securities. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities, and we urge you to read the applicable executed indenture, which will be filed with the SEC at the time of any offering of debt securities, because it, and not this description, will define the rights of holders of such debt securities.

A prospectus supplement will describe the particular terms of any series of debt securities we may issue, including some or all of the following:

●	the designation, ranking, or title of the series of debt securities;

●

the total principal amount of the series of debt securities, the denominations in which the offered debt securities will be issued and whether the offering may be reopened for additional securities of that series and on what terms;

●	the percentage of the principal amount at which the series of debt securities will be offered;

●	the date or dates on which principal will be payable;

●	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

●	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

●	the terms for redemption, extension or early repayment, if any;

●	the currencies in which the series of debt securities are issued and payable;

●

whether the amount of payments of principal, interest or premium, if any, on a series of debt securities will be determined with reference to an index, formula or other method and how these amounts will be determined;

●	the place or places of payment, transfer, conversion and/or exchange of the debt securities;

●	the provision for any sinking fund;

●	any restrictive covenants;

●	events of default and any addition to, deletion of or change to the events of default;

●	whether the series of debt securities are issuable in certificated form;

●	any provisions for legal defeasance or covenant defeasance;

●

whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

●	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

●	whether the debt securities are subject to subordination and the terms of such subordination;

●	any listing of the debt securities on any securities exchange;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	if applicable, a discussion of material U.S. Federal income tax considerations, including those related to original issue discount, if applicable; and

●	any other material terms.

The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal, interest and premium, if any, will be paid by us in immediately available funds.

General

The indenture may provide that any debt securities proposed to be sold under this prospectus and the applicable prospectus supplement relating to such debt securities (“offered debt securities”) and any debt securities issuable upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of, or interest or premium, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.

Debt securities issued under an indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture may also provide that there may be more than one trustee thereunder, each with respect to one or more different series of securities issued thereunder. See “Description of Debt Securities — Resignation of Trustee” below. At a time when two or more trustees are acting under an indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under an indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under an indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

We refer you to the applicable prospectus supplement relating to any debt securities we may issue from time to time for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection, that will be applicable with respect to such debt securities.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the related prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Payment and Paying Agents

We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, often approximately two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Events of Default

Holders of debt securities of any series will have rights if an Event of Default occurs in respect of the debt securities of such series and is not cured, as described later in this subsection. The term “Event of Default” in respect of the debt securities of any series means any of the following:

●	we do not pay the principal of, or any premium on, a debt security of the series on its due date;
●	we do not pay interest on a debt security of the series within 30 days of its due date;
●

we remain in breach of a covenant in respect of debt securities of the series for 90 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series;

●	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; and
●	any other Event of Default occurs in respect of debt securities of the series described in the prospectus supplement.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and has not been cured or waived (other than in the case of a bankruptcy proceeding), the trustee or the holders of not less than 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series if the default is cured or waived and certain other conditions are satisfied.

Except in cases of default, where the trustee has some special duties, the trustee typically is not required to take any action under an indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances.

Before a holder is allowed to bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt securities, the following must occur:

●	the holder must give the trustee written notice that an Event of Default has occurred and remains uncured;

●

the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

●	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

●	the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, a holder is entitled at any time to bring a lawsuit for the payment of money due on its debt securities on or after the due date. Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

Waiver of Default

The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all such series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on a holder’s debt security, however, without the holder’s approval.

Merger or Consolidation

Under the terms of an indenture, we may be permitted to consolidate or merge with another entity. We may also be permitted to sell all or substantially all of our assets to another entity. However, typically we may not take any of these actions unless all the following conditions are met:

●

if we do not survive such transaction or we convey, transfer or lease our properties and assets substantially as an entirety, the acquiring company must be a corporation, limited liability company, partnership or trust, or other corporate form, organized under the laws of any state of the United States or the District of Columbia, and such company must agree to be legally responsible for our debt securities, and, if not already subject to the jurisdiction of any state of the United States or the District of Columbia, the new company must submit to such jurisdiction for all purposes with respect to the debt securities and appoint an agent for service of process;

●	alternatively, we must be the surviving company;

●	immediately after the transaction no Event of Default will exist;

●	we must deliver certain certificates and documents to the trustee; and

●	we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

There are three types of changes we may make to an indenture and the debt securities issued thereunder.

Changes Requiring Approval

First, there are changes that we cannot make to debt securities without specific approval of all of the holders. The following is a list of the types of changes that may require specific approval:

●	change the stated maturity of the principal of or rate of interest on a debt security;

●	reduce any amounts due on a debt security;

●	reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

●	at any time after a change of control has occurred, reduce any premium payable upon a change of control;

●	change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);

●	impair the right of holders to sue for payment;

●	adversely affect any right to convert or exchange a debt security in accordance with its terms;

●	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

●	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

●

modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

●	change any obligation we have to pay additional amounts.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect, including the addition of covenants. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval

Any other change to the indenture and the debt securities may require the following approval:

●	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and

●

if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance obligations with respect to some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “Description of Debt Securities — Modification or Waiver — Changes Requiring Approval.”

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and legal defeasance will not be applicable to that series.

Covenant Defeasance

We can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, the holders would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay holders’ debt securities. If applicable, a holder also would be released from the subordination provisions described under “Description of Debt Securities — Indenture Provisions — Subordination” below. In order to achieve covenant defeasance, we must do the following:

●

If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

●

We may be required to deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. Federal income tax law, we may make the above deposit without causing the beneficial owners of the debt securities to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity; and

●	We must deliver to the trustee certain documentation stating that all conditions precedent to covenant defeasance have been complied with.

If we accomplish covenant defeasance, holders can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, holders may not be able to obtain payment of the shortfall.

Legal Defeasance

As described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “legal defeasance”), (1) if there is a change in U.S. Federal tax law that allows us to effect the release without causing the holders to be taxed any differently than if the release had not occurred, and (2) if we put in place the following other arrangements for holders to be repaid:

●

If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

●

We may be required to deliver to the trustee a legal opinion confirming that there has been a change in current U.S. Federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing the beneficial owners of the debt securities to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current U.S. Federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid each beneficial owner its share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for its debt securities and beneficial owners would recognize gain or loss on the debt securities at the time of the deposit; and

●	We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to legal defeasance have been complied with.

If we ever did accomplish legal defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the debt securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, holders would also be released from the subordination provisions described later under “Description of Debt Securities — Indenture Provisions — Subordination.”

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions — Subordination

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (defined below), but our obligation to holders to make payment of the principal of (and premium, if any) and interest on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), interest or sinking fund, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), interest and sinking fund, if any, on Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment from us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The related indenture will provide that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

“Senior Indebtedness” will be defined in an applicable indenture as the principal of (and premium, if any) and unpaid interest on:

●

our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

●	renewals, extensions, modifications and refinancings of any of such indebtedness.

The prospectus supplement accompanying any series of indenture securities denominated as subordinated debt securities will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.

Trustee

We intend to name the indenture trustee for each series of indenture securities in the related prospectus supplement.

Certain Considerations Relating to Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.

General

We may issue rights to purchase common stock, preferred stock, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our stockholders, we would distribute certificates evidencing the rights and a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:

●	the title and aggregate number of the rights;
●	the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;
●	if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;
●	the number or a formula for the determination of the number of the rights issued to each stockholder;
●	the extent to which the rights are transferable;
●	in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;
●	in the case of rights to purchase common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;
●	the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);
●	if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;
●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;
●

if applicable, the procedures for adjusting the subscription price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

●	the effect on the rights of any merger, consolidation, sale or other disposition of our business;
●	the terms of any rights to redeem or call the rights;
●	information with respect to book-entry procedures, if any;
●	the terms of the securities issuable upon exercise of the rights;
●	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;
●	if applicable, a discussion of material U.S. Federal income tax considerations; and
●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.

Upon receipt of payment and a subscription certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.

We may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.

Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights or, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

DESCRIPTION OF UNITS

We may issue units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

●	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

●	to or through one or more underwriters, brokers or dealers;

●	through agents to investors or the public;

●	in short or long transactions;

●	through put or call option transactions relating to our common stock;

●	directly to agents or other purchasers;

●

in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	though a combination of any such methods of sale; or

●	through any other method described in the applicable prospectus supplement.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the terms of the offering;

●	the names of any underwriters, dealers or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities and the proceeds to us from the sale;

●	any over-allotment options under which the underwriters may purchase additional shares of common stock from us;

●	any underwriting discounts, concessions, commissions or agency fees and other items constituting compensation to underwriters, dealers or agents;

●	any delayed delivery arrangements;

●	any public offering price;

●	any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers; or

●	any securities exchange or market on which the common stock offered in the prospectus supplement may be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities hereunder, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for sale is reached. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or pay to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used for the sale of securities, we, or an underwriter, will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

We may also sell the securities through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly in transactions not involving underwriters, dealers or agents.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the applicable securities laws and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the applicable securities laws. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses for which they may receive customary fees and reimbursement of expenses.

We may use underwriters with whom we have a material relationship. We will describe the nature of such relationship in the applicable prospectus supplement.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

We may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with us, including, without limitation, in connection with distributions of the securities by those broker-dealers. We may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. We may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Sidley Austin LLP, New York, New York.

EXPERTS

The consolidated financial statements of Pyxis Oncology, Inc. appearing in Pyxis Oncology, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered by this prospectus and any applicable prospectus supplement. This prospectus and any applicable prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered by this prospectus and any applicable prospectus supplement, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus and any applicable prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete contract or other document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s website at http://www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov. We also make these documents available on our website at www.pyxisoncology.com. Our website and the information contained or accessible through our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it part of this prospectus or any prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

SEC rules permit us to incorporate information by reference in this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or any applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (Commission File No. 001-40881), other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition.

●	Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 18, 2025;

●

The information contained in our definitive proxy statement on Schedule 14A for our 2025 annual meeting of stockholders filed with the SEC on April 29, 2025, to the extent incorporated by reference in Part III of the Form 10-K;

●	Quarterly Report on Form 10-Q for the period ended March 31, 2025, filed with the SEC on May 15, 2025;

●	Quarterly Report on Form 10-Q for the period ended June 30, 2025, filed with the SEC on August 14, 2025;

●	Quarterly Report on Form 10-Q for the period ended September 30, 2025, filed with the SEC on November 3, 2025;

●	Current Reports on Form 8-K, filed with the SEC on February 4, 2025, February 26, 2025, March 18, 2025 (Item 5.02 only), June 18, 2025, July 3, 2025 and August 4, 2025; and

●

The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 5, 2021, and any other amendment or report filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and such applicable prospectus supplement to the extent that a statement contained in this prospectus or such applicable prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus and such applicable prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such applicable prospectus supplement.

You can obtain any of the filings incorporated by reference into this prospectus or any applicable prospectus supplement through us or from the SEC through the SEC’s website at http://www.sec.gov. Upon request, we will provide, without charge, a copy of any or all of the reports and documents referred to above which have been incorporated by reference into this prospectus or any applicable prospectus supplement. Prospective investors may obtain documents incorporated by reference in this prospectus or any applicable prospectus supplement by requesting them in writing or by telephone from us at our executive offices at:

Pyxis Oncology, Inc.

321 Harrison Avenue

Boston, Massachusetts 02118

(617) 453-3596

Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at www.pyxisoncology.com. The content of our website and any information that is linked to or accessible from our website (other than our filings with the SEC that are incorporated by reference, as set forth under “Incorporation of Certain Documents by Reference”) is not incorporated by reference into this prospectus or any applicable prospectus supplement and you should not consider it a part of this prospectus, any applicable prospectus supplement, or the registration statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state or jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 26, 2025

PROSPECTUS

Up to $150,000,000

Common Stock

We have entered into a sales agreement (the “Sales Agreement”) with Leerink Partners LLC (“Leerink Partners”) relating to shares of our common stock, par value $0.001 per share, offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $150,000,000 from time to time through Leerink Partners acting as our agent.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “PYXS.” On November 25, 2025, the last reported sale price of our common stock on The NASDAQ Global Select Market was $5.34 per share.

Sales of our common stock, if any, under this prospectus will be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Leerink Partners is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Leerink Partners and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Leerink Partners for sales of common stock sold pursuant to the Sales Agreement will be an amount up to 3.0% of the gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of the common stock on our behalf, Leerink Partners will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Leerink Partners will be deemed to be underwriting commissions or discounts. See “Plan of Distribution” beginning on page S-11 for additional information regarding the compensation to be paid to Leerink Partners. We have also agreed to provide indemnification and contribution to Leerink Partners with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We are an “emerging growth company” and a “smaller reporting company” under federal securities laws and as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings. See “Summary—Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Our business and an investment in our common stock involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-6 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Leerink Partners

November 26, 2025

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”). Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $150,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering.

We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this at-the-market sales agreement prospectus, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this at-the-market sales agreement prospectus is inconsistent with the accompanying base prospectus, you should rely on this prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Leerink Partners has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Leerink Partners is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.”

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this prospectus, the terms “Pyxis,” the “Company,” “our,” “us” and “we,” as used in this prospectus, refer to Pyxis Oncology, Inc., a Delaware corporation, and its subsidiaries unless we state otherwise or the context indicates otherwise.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference in this prospectus are the property of their respective owners.

MARKET DATA

This prospectus and the documents incorporated by reference herein contains estimates, projections and other information concerning our industry, our business and the markets for our product candidates. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources. While we are not aware of any misstatements regarding any third-party information presented in this prospectus and the documents incorporated by reference herein, their estimates, in particular, as they relate to projections, involve numerous assumptions and limitations, are subject to risks and uncertainties and are subject to change based on various factors, including those discussed under the section titled “Risk Factors” and “Forward-Looking Statements” and elsewhere in this prospectus.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. For a more complete understanding of Pyxis and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference in this prospectus and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information referred to under the heading “Risk Factors” in this prospectus beginning on page S-6.

Overview

We are a clinical stage oncology company executing on a development strategy designed to address unmet medical needs in patients with solid tumors with an immediate focus on head and neck squamous cell carcinoma (HNSCC) tumors.

Our product candidate, micvotabart pelidotin (MICVO), formerly referred to as PYX-201, is an investigational novel antibody-drug conjugate (ADC) that uniquely targets Extradomain-B Fibronectin (EDB+FN), a non-cellular structural component within the tumor extracellular matrix (ECM). The tumor ECM is a complex network of fibrous proteins and molecules with unique composition that play an important role in cell development and tumor growth and in some instances, in supporting metastasis. The fibronectin strands within the ECM give the tumor shape and support the clustering of tumor cells.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

The Jumpstart Our Business Startups Act (the JOBS Act) was enacted in April 2012 with the intention of encouraging capital formation in the United States and reducing the regulatory burden on newly public companies that qualify as emerging growth companies. We are an “emerging growth company” within the meaning of the JOBS Act. We will cease to be an emerging growth company upon the earliest of (1) the end of the fiscal year following the fifth anniversary of our initial public offering; (2) the last day of the fiscal year during which our annual gross revenues are $1.235 billion or more; (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; and (4) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700.0 million as of the end of the second quarter of that fiscal year.

Additionally, we are a “smaller reporting company” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements in our Annual Report on Form 10-K, and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stocks held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter and our annual revenue exceeds $100 million during such completed fiscal year, or (ii) the market value of our common stock held by non-affiliates exceeds $700 million, regardless of our annual revenue, as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our consolidated financial statements with other public companies difficult or impossible.

Corporate Information

We were incorporated in the state of Delaware on June 11, 2018 and launched with our first employee and Series A funding in July 2019. Our principal executive offices are located at 321 Harrison Avenue, Boston, Massachusetts 02118, and our telephone number is (617) 453-3596.

Our website address is www.pyxisoncology.com. The information contained on or accessible through our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

The Offering

Common stock offered by us	Shares having an aggregate offering price of up to $150,000,000

Common stock to be outstanding after this offering

Up to 91,004,514 shares, assuming the sale of $150,000,000 of shares at a sales price of $5.34 per share, which was the last reported sale price on The NASDAQ Global Select Market on November 25, 2025. The actual number of shares issued and outstanding will vary depending on the sales price under this offering.

Manner of offering	“At-the-market” offering that may be made from time to time through our sales agent, Leerink Partners. See “Plan of Distribution” on page S-11 of this prospectus.

Use of proceeds

Our management will retain broad discretion regarding the allocation and use of the net proceeds from this offering. We currently intend to use the net proceeds from this offering, if any, for general corporate purposes, including for preclinical studies, clinical trials, the acquisition of product candidates or programs and the advancement of our product candidate and working capital. See “Use of Proceeds” on page S-10 of this prospectus.

NASDAQ Global Select Market symbol	“PYXS”

Risk factors

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors that you should carefully consider before deciding to invest in shares of our common stock.

The number of shares of common stock shown above to be outstanding immediately following this offering is based on 62,149,664 shares outstanding, as of September 30, 2025 and excludes:

●

12,580,264 shares of common stock, with a weighted-average exercise price of $3.98 per share, issuable upon exercise of stock options outstanding as of September 30, 2025 under our equity incentive plans;

●

5,788,087 shares of common stock reserved for issuance pursuant to future awards under our equity incentive plans or our Employee Stock Purchase Plan as of September 30, 2025, plus any future increases in the number of shares of common stock reserved for issuance under our equity incentive plans or our Employee Stock Purchase Plan pursuant to provisions thereof that automatically increase the share reserve under the plan each year;

●	1,035,127 shares of common stock issuable upon vesting of restricted stock units outstanding as of September 30, 2025; and

●

1,003,191 shares of common stock, with a weighted-average exercise price of $45.61 per share, issuable upon exercise of replacement warrants issued upon merger with Apexigen Inc., outstanding as of September 30, 2025

This prospectus reflects and assumes no exercise of outstanding options or warrants.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed below, together with all the other information contained in the prospectus or incorporated by reference into this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2024 and in our Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 20, 2025, and in subsequent filings, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

Risks Related to This Offering

We have broad discretion in the use of the net proceeds from this offering.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways with which you may not agree. Accordingly, you will be relying on the judgment of our management with regard to the use of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested or otherwise used in a way that does not yield a favorable, or any, return for the Company.

Our stockholders may experience significant dilution as a result of future equity issuances and exercise of outstanding options.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

In addition, we have a number of securities allowing the purchase of, our common stock. As of September 30, 2025, 5,788,087 shares of common stock were reserved for future issuance under our stock incentive plans. As of that date, there were also stock options to purchase 12,580,264 shares of our common stock, restricted stock units to purchase 1,800,089 shares of our common stock and warrants to purchase 1,003,191 shares of our common stock outstanding. The exercise of outstanding options and warrants having an exercise price per share that is less than the offering price per share in this offering will increase dilution to investors in this offering.

If you purchase the common stock, you may experience immediate dilution as a result of this offering.

Since the price per share of our common stock being offered may be higher than the net tangible book value per share of our common stock, which was $1.07 per share as of September 30, 2025, you may suffer immediate dilution in the net tangible book value of the common stock you purchase in this offering.

It is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Leerink Partners at any time throughout the term of the Sales Agreement. The number of shares that are sold through Leerink Partners after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with Leerink Partners in any applicable placement notice and the demand for our common stock. Because the price per share of each share sold pursuant to the Sales Agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the Sales Agreement.

The common stock offered hereby will be sold in “at-the-market offerings” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

The actual number of shares of common stock we will issue under the Sales Agreement in this offering, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Leerink Partners at any time throughout the term of the offering under this prospectus. The number of shares of common stock that are sold by Leerink Partners after delivering a placement notice will fluctuate based on the market price of the shares of common stock during the sales period and limits we set with Leerink Partners. Because the price per share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of common stock that will be ultimately issued or the gross proceeds to be raised in connection with those sales.

The price of our common stock may be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our common stock in this offering.

Our stock price has been and is likely to continue to be volatile. The stock market in general and the market for pharmaceutical and biotechnology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, our stockholders may not be able to sell our common stock at or above the price they paid for it. The market price for our common stock may be influenced by many factors, including:

●	results of our clinical trials, if any, of our product candidates, or those of our competitors or our existing or future collaborators;
●	regulatory or legal developments in the U.S. and other countries, especially changes in laws or regulations applicable to our products;
●	the success of competitive products or technologies;
●	introductions and announcements of new products by us, our future commercialization partners, or our competitors, and the timing of these introductions or announcements;
●	actions taken by regulatory agencies with respect to our products, preclinical studies, clinical trials, manufacturing process or sales and marketing terms;
●	actual or anticipated variations in our financial results or those of companies that are perceived to be similar to us;
●	the success of our efforts to acquire or in-license additional technologies, products or product candidates;
●	developments concerning any future collaborations, including but not limited to those with our sources of manufacturing supply and our commercialization partners;
●	market conditions in the pharmaceutical and biotechnology sectors;
●	announcements by us or our competitors of significant acquisitions, strategic collaborations, joint ventures or capital commitments;
●	developments or disputes concerning patents or other proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our products;
●	our ability or inability to raise additional capital and the terms on which we raise it;
●	the recruitment or departure of key personnel;
●	changes in the structure of healthcare payment systems;
●	actual or anticipated changes in earnings estimates or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;
●	our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market;

●	fluctuations in the valuation of companies perceived by investors to be comparable to us;
●	announcement and expectation of additional financing efforts;
●	speculation in the press or investment community;
●	trading volume of our common stock;
●	sales of our common stock by us, our insiders or our other stockholders;
●	expiration of market stand-off or lock-up agreements;
●	the concentrated ownership of our common stock;
●	changes in accounting principles;
●	terrorist acts, acts of war or periods of widespread civil unrest;
●	general economic, industry and market conditions; and
●

the other factors described in the “Risk Factors” sections of our Form 10-K for the year ended December 31, 2024 and in our Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2025, and in subsequent filings, which are incorporated by reference into this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes and incorporates by reference “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements” for purposes of this prospectus. Unless the context requires otherwise references in this prospectus to “Pyxis Oncology,” the “Company,” “we,” “us,” and “our” refer to Pyxis Oncology, Inc. and its subsidiaries. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “to be,” “will,” “would,” or the negative or plural of these words, or similar expressions or variations, although not all forward-looking statements contain these words. These forward-looking statements include, but are not limited to, statements about:

●	our ability to develop and advance our current product candidate and program, and to successfully initiate and complete clinical trials;
●	the ability of our clinical trials to demonstrate the safety, purity and potency of our product candidate and other positive results;
●	the size of the market opportunity for our product candidate, including our estimates of the number of patients who suffer from the cancers we are targeting;
●	our manufacturing, commercialization and marketing capabilities and strategy;
●	the timing or likelihood of regulatory filings and approvals for our product candidate;
●	regulatory developments in the United States and other foreign jurisdictions;
●	our expectations and plans to obtain funding for our operations, including from our existing and potential future collaboration and licensing agreements;
●	our ability to receive milestone or royalty payments under existing or future agreements;
●	our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidate;
●	our continued reliance on third parties to manufacture our product candidate for clinical studies, and to conduct clinical trials and manufacture our product candidate for such clinical trials; and
●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

In addition, statements such as “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus and, although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. In evaluating such forward-looking statements, you should specifically consider various factors that may cause actual results to differ materially from current expectations, including the risks outlined under the heading “Risk Factors” contained in this prospectus and any related free writing prospectus, and in any other documents incorporated herein or therein. Any forward-looking statement in this prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus and the documents incorporated by reference, may also contain estimates, projections and other information concerning our industry, our business and the markets for certain drugs, including data regarding the estimated size of those markets, their projected growth rates and the incidence of certain medical conditions. Information that is based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived.

USE OF PROCEEDS

We may issue and sell shares of our common stock having an aggregate sales proceeds of up to $150,000,000 from time to time. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under, or fully utilize, the Sales Agreement with Leerink Partners as a source of financing.

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. We currently intend to use the net proceeds from this offering, if any, for general corporate purposes, including for preclinical studies, clinical trials, the acquisition of product candidates or programs and the advancement of our product candidate and working capital. The amount and timing of these expenditures will depend on a number of factors, such as the timing, scope, progress and results of our research and development efforts, the timing and progress of any partnership efforts, and the competitive environment for our product candidates.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering, if any. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term, investment grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with Leerink Partners under which we may issue and sell up to $150,000,000 of shares of our common stock from time to time through Leerink Partners as our sales agent. Sales of shares of our common stock, if any, will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including sales made directly on or through The Nasdaq Global Select Market, on or through any other existing trading market for our common stock or to or through a market maker.

Leerink Partners will offer our common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and Leerink Partners. We will designate the maximum number or amount of common stock to be sold through Leerink Partners on a daily basis or otherwise determine such maximum number or amount together with Leerink Partners. Subject to the terms and conditions of the Sales Agreement, Leerink Partners will use commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Global Select Market to sell on our behalf all of the common stock requested to be sold by us. We may instruct Leerink Partners not to sell common stock if the sales cannot be effected at or above a minimum price designated by us in any such instruction. Leerink Partners or we may suspend the offering of our common stock being made through Leerink Partners under the Sales Agreement upon proper notice to the other party. Leerink Partners and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time. The offering of our common stock pursuant to the Sales Agreement will otherwise terminate upon the termination of the Sales Agreement as provided therein.

The compensation payable to Leerink Partners as sales agent will be an amount up to 3.0% of the gross proceeds of any shares of common stock sold through it pursuant to the Sales Agreement. We have also agreed to reimburse Leerink Partners for certain actual outside legal expenses incurred by Leerink Partners in connection with this offering, including Leerink Partners’ counsel fees in an amount up to $75,000, plus an additional amount of up to $25,000 in connection with each diligence bring-down thereafter. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Leerink Partners under the Sales Agreement, will be approximately $250,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self- regulatory organization in connection with the sales of our common stock, will equal our net proceeds for the sale of such common stock.

Leerink Partners will provide written confirmation to us no later than the next succeeding trading day on The Nasdaq Global Select Market after each day on which common stock is sold through it as sales agent under the Sales Agreement. Each confirmation will include the number or amount of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us from such sales. We will report at least quarterly the number of shares of common stock sold through Leerink Partners under the Sales Agreement, the net proceeds to us and the compensation paid by us to Leerink Partners in connection with the sales of common stock during the relevant period. Settlement for sales of common stock will occur, unless the parties agree otherwise, on the second trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of our common stock on our behalf pursuant to the Sales Agreement, Leerink Partners may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Leerink Partners may be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Leerink Partners with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act. As sales agent, Leerink Partners will not engage in any transactions that stabilize our common stock.

Our common stock is listed and traded on The Nasdaq Global Select Market under the symbol “PYXS.” The transfer agent and registrar of our common stock is Broadridge Corporate Issuer Solutions, Inc.

Leerink Partners and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received, and may in the future receive, customary fees.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Sidley Austin LLP, New York, New York. Leerink Partners is being represented in connection with this offering by Latham & Watkins LLP, New York, New York.

EXPERTS

The consolidated financial statements of Pyxis Oncology, Inc. appearing in Pyxis Oncology, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, of which it is a part, and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered by this prospectus, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete contract or other document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s website at http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file annual, quarterly and current reports, proxy statements and other documents with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov.

We also make these documents available on our website at www.pyxisoncology.com. Our website and the information contained or accessible through our website is not incorporated by reference in this prospectus, and you should not consider it part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules permit us to incorporate information by reference in this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for information superseded by information contained in this prospectus itself or in any subsequently filed incorporated document. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (Commission File No. 001-40881), other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition.

●	Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 18, 2025;

●

The information contained in our definitive proxy statement on Schedule 14A for our 2025 annual meeting of stockholders filed with the SEC on April 29, 2025, to the extent incorporated by reference in Part III of the Form 10-K;

●	Quarterly Report on Form 10-Q for the period ended March 31, 2025, filed with the SEC on May 15, 2025;

●	Quarterly Report on Form 10-Q for the period ended June 30, 2025, filed with the SEC on August 14, 2025;

●	Quarterly Report on Form 10-Q for the period ended September 30, 2025, filed with the SEC on November 3, 2025;

●	Current Reports on Form 8-K, filed with the SEC on February 4, 2025, February 26, 2025, March 18, 2025 (Item 5.02 only), June 18, 2025, July 3, 2025 and August 4, 2025; and

●

The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 5, 2021, and any other amendment or report filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus and any previously filed documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. Upon request, we will provide, without charge, a copy of any or all of the reports and documents referred to above which have been incorporated by reference into this prospectus. Prospective investors may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at our executive offices at:

Pyxis Oncology, Inc.

321 Harrison Avenue,

Boston, Massachusetts 02118

(617) 453-3596

Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at www.pyxisoncology.com. The content of our website and any information that is linked to or accessible from our website (other than our filings with the SEC that are incorporated by reference, as set forth under “Incorporation of Certain Documents by Reference”) is not incorporated by reference into this prospectus and you should not consider it a part of this prospectus or the registration statement.

Up to $150,000,000

Common Stock

PROSPECTUS

Leerink Partners

November 26, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

SEC registration fee		$48,335
FINRA filing fee		53,000
Legal fees and expenses		*
Accounting fees and expenses		*
Printing expenses		*
Transfer agent and registrar fees		*
Trustee fees (including counsel fees)		*
Miscellaneous		*
Total	$	*

*	Estimated expenses not presently known.

Item 15.	Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors are not personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;
●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
●	any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation and our bylaws require us to indemnify our directors and officers, and allow us to indemnify other employees and agents, to the fullest extent permitted by the DGCL. Subject to certain limitations and limited exceptions, our amended and restated certificate of incorporation requires us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.

We have entered into indemnification agreements with each of our directors and our executive officers. These agreements will provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and our amended and restated certificate of incorporation.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

The Sales Agreement filed as Exhibit 1.2 to this registration statement provides for indemnification of us and our directors and officers by Leerink Partners against certain liabilities under the Securities Act and the Exchange Act.

The underwriting agreement, to be filed by an amendment to this registration statement, will provide for indemnification of us and our directors and officers by the underwriters against certain liabilities under the Securities Act and the Exchange Act.

Insofar as the forgoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act of 1933, as amended, or the Securities Act, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits
Exhibit No.	Description
1.1†	Form(s) of underwriting agreement(s).
1.2	Sales Agreement, dated as of November 26, 2025, between the Registrant and Leerink Partners LLC.
3.1*	Amended and Restated Certificate of Incorporation of Pyxis Oncology, Inc. (previously filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q dated September 30, 2021, filed with the SEC on November 15, 2021 and incorporated herein by reference).
3.2*	Amended and Restated Bylaws of Pyxis Oncology, Inc. (previously filed with the Company’s Quarterly Report on Form 10-Q dated September 30, 2021, filed with the SEC on November 15, 2021 and incorporated herein by reference).
4.1	Form of Indenture.
4.2†	Form of Debt Security.
4.3†	Form(s) of Rights Agreement(s) (including form(s) of Rights).
4.4*	Specimen Common Stock Certificate, $0.001 par value per share, of the Registrant (previously filed in the Company’s Registration Statement on Form S-1/A, Registration No. 333-259627).
4.5†	Form of Certificate of Designation of Preferred Stock.
4.6†	Form of Warrant Agreement and Warrant Certificate.
4.7†	Form of Certificate for Preferred Stock.
4.8*	Amended and Restated Investors’ Rights Agreement (previously filed with the Company’s Registration Statement on Form S-1/A, Registration No. 333-259627).
5.1	Opinion of Sidley Austin LLP.
5.2	Opinion of Sidley Austin LLP.
23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1 and Exhibit 5.2).
23.2	Consent of Ernst & Young LLP.
24.1	Power of Attorney (included in Signature Page).
25.1††	Statement of Eligibility of Trustee on Form T-1.
107	Calculation of Registration Fee Table.
*	Previously filed.
†	To be filed by amendment or as exhibit(s) to a Current Report of the Registrant on Form 8-K and incorporated herein by reference, as applicable.
††	To be filed pursuant to Section 305(b)(2) of the U.S. Trust Indenture Act of 1939, as applicable.

Item 17.         Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or their securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)    The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the annual reports of the Registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, if any, shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned Registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)

For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection

(a)    of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on November 26, 2025.

PYXIS ONCOLOGY, INC.

By: /s/ Lara Sullivan

Lara Sullivan, M.D.

President, Chief Executive Officer and Chief Medical Officer

By: /s/ Jitendra Wadhane

Jitendra Wadhane

Principal Financial and Accounting Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Pyxis Oncology, Inc. (the Company), hereby severally constitute and appoint Lara Sullivan, M.D. and Jitendra Wadhane, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney does not revoke any power of attorney previously granted by the undersigned, or any of them.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the date indicated:

Signature

Name	Title	Date

/s/ Lara Sullivan	President, Chief Executive Officer, Chief Medical Officer and Director	November 26, 2025
Lara Sullivan, M.D.	(Principal Executive Officer)

/s/ Jitendra Wadhane	Principal Financial and Accounting Officer	November 26, 2025
Jitendra Wadhane

/s/ John Flavin	Chairman of the Board of Directors	November 26, 2025
John Flavin

/s/ Thomas Civik	Director	November 26, 2025
Thomas Civik

/s/ Darren Cline	Director	November 26, 2025
Darren Cline

/s/ Freda Lewis-Hall, M.D.	Director	November 26, 2025
Freda Lewis-Hall, M.D.

/s/ Rachel Humphrey, M.D.	Director	November 26, 2025
Rachel Humphrey, M.D.

/s/ Jakob Dupont, M.D.	Director	November 26, 2025
Jakob Dupont, M.D.

/s/ Santhosh Palani, Ph.D., CFA	Director	November 26, 2025
Santhosh Palani, Ph.D., CFA

/s/ Michael A. Metzger	Director	November 26, 2025
Michael A. Metzger